                       The First National Bank of Boston,
                           individually and as agent
                               100 Federal Street
                                Boston, MA 02110


                                 July 12, 1996

Barry's Jewelers, Inc.
111 West Lemon Avenue
Monrovia, California

Re:    Amendment No. 1 and Waivers of Certain Events of Default

Ladies and Gentlemen:

         We refer to the Amended and Restated Revolving Credit Agreement dated as of December 21, 1995, by and among Barry's Jewelers, Inc. (the "Borrower"), The First National Bank of Boston and the other lenders party thereto (the "Lenders") and The First National Bank of Boston, as agent for the Lenders (the "Agent") (as amended and in effect from time to time, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

         The Borrower has informed the Agent and the Lenders that the Borrower's financial statements delivered pursuant to Section 7.4(a) of the Credit Agreement materially misstate the Borrower's income for the fiscal year ending May 31, 1995 for the reasons set forth in the Borrower's press release, dated June 25, 1996, a copy of which is attached hereto as Exhibit A (the "Press Release"). This misstatement also causes misstatements in the Borrower's representations and warranties contained in Section 7.5 and 7.11 of the Credit Agreement, and the Borrower's noncompliance with Section 8.3 and
12.1 of the Credit Agreement. Such misstatements and failures to comply constitute Events of Default under Sections 13.1(c) and (e) of the Credit Agreement and the failure of the Borrower to give the Agent and the Lenders written notice of such Events of Default results in the Borrower's noncompliance with Section 8.5(a) of the Credit Agreement which noncompliance is also an Event of Default under Section 13.1(c) of the Credit Agreement (collectively, the "Specified Events of Default"). The Borrower has also informed the Agent and the Lenders that the Borrower is not in compliance with the Debt Service covenant set forth in Section 10.1 of the Credit Agreement for the fiscal quarter ending May 31, 1996. Such failure to comply constitutes an Event of Default under Section 13. 1(c) of the Credit Agreement.

                                EXHIBIT 10.13(b)
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                                      -2-

         The Borrower has requested that the Lenders waive the Specified Events of Default as of the date hereof caused by the aforementioned misstatements and failures to comply. The Borrower has further requested that the Lenders amend
Section 10.1 of the Credit Agreement to reduce the minimum Consolidated Operating Cash Flow to Consolidated Total Debt Service ratio required for the fiscal quarter ending May 31, 1996 from 1.30:1 to 1.15:1.

Amendment:

         Each of the Borrower, the Lenders and the Agent hereby amend the Credit Agreement by deleting the table set forth at the end of Section 10.1 and substituting therefor the following table:

        Period                          Ratio
        ------                          -----
Closing Date - 02/29/96                 1.30:1
03/01/96 - 05/31/96                     1.15:1
06/01/96 - 08/31/96                     1.30:1
09/01/96 - 11/30/96                     1.40:1
12/01/96 - 08/31/97                     1.50:1
09/01/97 - 11/30/97                     1.60:1
Thereafter                              1.70:1

Upon satisfaction of the conditions set forth in this letter agreement, the foregoing amendment shall be effective as of May 31, 1996.

WAIVERS:

         The Lenders hereby waive the Specified Events of Default as of the date hereof, provided that the Borrower shall have received a waiver (and the Agent shall have received a copy thereof) from the appropriate parties to the Receivables Securitization Facilities Documents of each Event of Termination or Termination Date occurring as a result of any of the Specified Events of Default or the misstatement of the Borrower's income for the fiscal year ending May 31, 1995, which waiver shall be in form and substance satisfactory to the Agent, and provided further that (a) if any action, suit, proceeding or arbitration, whether in law or in equity, is commenced or filed against the Borrower or any of its Subsidiaries as a result of the misstatement of the Borrower's income for the fiscal year ending May 31, 1995 or the investigation (the "Investigation") by the Securities Exchange Commission (the "SEC") of the Borrower relating to the subject matter of the Press Release, such commencement or filing shall constitute a Default under the Credit Agreement and, if such action, suit, proceeding or arbitration is not dismissed within thirty (30) days of the date of such filing or commencement, an immediate Event of Default under the Credit Agreement or (b) if the SEC or any other governmental authority commences any formal action or proceedings against the Borrower, any of its Subsidiaries, or any of their respective directors, officers or employees (including, by way of example and not limitation, the issuance of a cease and desist order, the filing of a criminal indictment or the
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                                      -3-

commencement of a civil suit seeking injunctive relief or the award of penalties, damages or liabilities) in connection with the matters described in the Press Release, the Agent may and, at the request of the Majority Lenders, shall declare the occurrence of an Event of Default under the Credit Agreement, which Event of Default shall become effective immediately upon the receipt by the Borrower of written notice of such declaration.

Miscellaneous:

         The waivers granted herein are limited strictly to their terms and shall apply only to the specific provisions described herein. The Lenders shall not have any obligation to issue any further waiver with respect to the subject matter of the waivers granted herein or any other waivers. The waivers contained herein shall not extend to or affect any other obligations of the Borrower or its Subsidiaries contained in the Credit Agreement or any other Loan Documents and shall not impair or prejudice any rights consequent thereon.

         The Borrower hereby represents and warrants to the Lenders and the Agent that, except as specifically waived herein, each of the representations and warranties of any of the Borrower and its Subsidiaries contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement were true as of the date as of which they were made and are also true at and as of the date hereof, with the same effect as if made at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

         The effectiveness of this letter agreement shall be conditioned upon receipt by the Agent and the Lenders of this letter agreement accepted and agreed to by the Borrower. This letter agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original and all of which together shall constitute one instrument. THIS LETTER AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICTS OF LAW).
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                                      -4-

         This letter agreement shall constitute a Loan Document under and as defined in the Credit Agreement.

                                         Very truly yours,

                                         The First National Bank of Boston,
                                         individually and as Agent


                                         By:  /s/ ELIZABETH A RATTO
                                              -------------------------------
                                         Title:  VICE PRESIDENT


Accepted and Agreed:

Barry's Jewelers, Inc.

By:
   -------------------------------
Title:

         This letter agreement shall constitute a Loan Document under and as defined in the Credit Agreement.


                                         Very truly yours,
                                         The First National Bank of Boston,
                                         individually and as Agent


                                         By:
                                              -------------------------------
                                         Title:


Accepted and Agreed:

Barry's Jewelers, Inc.

By: /s/ THOMAS S. LISTON
   -------------------------------
Title:  Vice Chairman & CFO